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                                  EXHIBIT 10.16

                                                              FINANCIAL INTRANET

                                                 December 29, 1998

                                                 Alan Spar
                                                 Vice President of Technology
                                                 Financial Intranet Incorporated
                                                 410 Saw Mill River Road
                                                 Ardsley, NY 10502


Peter Campbell
Siemens Business Services
2185 Derry Road west
Mississauga, ON L5N 7A6

Dear Peter:

This letter serves as confirmation that we plan to move forward with a contract to employ the Siemens Business Services group to remotely manage our data center, providing that the terms of the contract are mutually acceptable by both Siemens and Financial Intranet Incorporated. We are excited to take this next step in our relationship.

Since we have not to come to an agreement on the details, we would like to use this letter as authorization to begin the monitoring of our data center via telephone/modem or dedicated line connection (dbt) for a period of three months, and for a fee of $5,500 per month. I understand that this is the first stage of the stepped pricing arrangement that was outlined in your email to Michael Sheppard on December 9, 1998.

Authorization for any work that will exceed the $5,500 per month amount must be authorized in writing by Michael Sheppard or myself.

We look forward to hammering out the details of the contract. In the unlikely event that we cannot agree on the details of the contract within three months of commencement, neither party will be obligated to extend the relationship any further.

The following page is a general outline of the services that we have discussed. If you agree, please sign and fax back a copy.
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Systems to be Monitored Include:

RM 600            Webserver/Netscape Enterprise Server
                  Networker/Oracle/Informix

RM 400            Video Pump Server

RM 400            Development Server

RM 400            Firewall/Raptor

Ascend Max 4002 Router

Siemens Tape Backup System


Services Include:

"Pinging" of Website via Internet.
Configuration and monitoring of backups for all systems.
Monitoring of Unix filesystems, CPU's, Memory usage.
Database Administration for Oracle/Informix.
Firewall Administration.
Reports to be provided on bandwidth consumption, CPU, disk, and memory usage, all system accesses, and system changes.
Regular dial-in or dedicated line system access for monitoring purposes (tbd) Helpdesk Support: Service Hours 9am. to 5pm.
Outside of these hours, services will be billed on a time and materials basis ($150-220/hr)
Helpdesk call allowance is 30 calls per month, $5/call thereafter.


                                                 Sincerely,

                                                 /s/Alan Spar
                                                 -------------------------------
                                                 Alan Spar
                                                 Financial Intranet Incorporated
                                                 VP, Technology

Accepted by: /s/Peter Campbell

Siemens Business Services

Date:   Dec. 30, 1998